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EXHIBIT 32

                                 CERTIFICATIONS

Robert Portman, President and Chief Executive Officer, and Stephen P. Kuchen, Vice President and Chief Financial Officer of PacificHealth Laboratories, Inc. (the "Company"), each certify in his capacity as an officer of the Company that he has reviewed the Quarterly Report of the Company on Form 10-QSB for the quarter ended September 30, 2003 and that to the best of his knowledge:

1) the report fully complies with the requirements of Sections 13(a) of the Securities Exchange Act of 1934; and

2) the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.


DATE: November 7, 2003            By: /S/ ROBERT PORTMAN
                                   --------------------------------------------
                                   Robert Portman,
                                   President and Chief Executive Officer
                                   (Principal Executive Officer)



DATE: November 7, 2003            By: /S/ STEPHEN P. KUCHEN
                                   --------------------------------------------
                                   Stephen P. Kuchen,
                                   Vice President and Chief Financial Officer
                                  (Principal Financial and Accounting Officer)